SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                     Securities Exchange Act of 1934


Filed by the Registrant  X
Filed by a Party other than the Registrant

Check the appropriate box:
 	Preliminary proxy statement
 	Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e) (2))
X	Definitive proxy statement
 	Definitive Additional Materials
 	Soliciting Material Pursuant to section 240.14a-12

                                ElderTrust
________________________________________________________________________
             (Name of Registrant as Specified In Its Charter)

________________________________________________________________________
(Name of Person(s) Filing proxy statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

X     No fee required
      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:
      __________________________________________________________________

  (2) Aggregate number of securities to which transaction applies:
      __________________________________________________________________

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      __________________________________________________________________

  (4) Proposed maximum aggregate value of transaction:__________________

  (5) Total fee paid:___________________________________________________


      Fee paid previously with preliminary materials.

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:___________________________________________

  (2) Form, Schedule or Registration Statement No.:_____________________

  (3) Filing Party:_____________________________________________________

  (4) Date Filed:_______________________________________________________










                               ELDERTRUST
                          101 East State Street
                               Suite 100
                   Kennett Square, Pennsylvania 19348
                            (610) 925-4200

                                          April 22, 2002
Dear Shareholder:

     You are cordially invited to attend the 2002 annual meeting of shareholders of ElderTrust to be held on Thursday, May 23, 2002, at 10 a.m., at the Hotel Du Pont, 11th & Market Streets, Wilmington,
Delaware, 19801.

     The annual meeting has been called for the following purposes:

     (1)  To elect one trustee for a term of three years; and

     (2) To transact such other business as may properly come before the annual meeting or any adjournments.

     It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed postage-paid envelope.


                                          Very truly yours,

                                          /s/ D. Lee McCreary, Jr.
                                          ------------------------
                                          D. Lee McCreary, Jr.
                                          President, Chief Executive
                                          Officer, Chief Financial Officer,
                                          Treasurer and Secretary



                               ELDERTRUST
                         101 East State Street
                               Suite 100
                  Kennett Square, Pennsylvania 19348
                            (610) 925-4200
                          __________________

                NOTICE TO ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON MAY 23, 2002
                          __________________


     NOTICE IS HEREBY GIVEN that the 2002 annual meeting of shareholders of ElderTrust will be held at the Hotel Du Pont, 11th & Market Streets, Wilmington, Delaware, 19801, on Thursday, May 23, 2002, at 10 a.m., for the following purposes:

     (1) To elect one trustee for a three-year term and until his successor is elected and qualified; and

     (2) To transact such other business as may properly come before the meeting or any adjournments.

     The Board of Trustees has fixed March 28, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and all adjournments thereof. Only shareholders of record at the close of business on that date will be entitled to notice and to vote at the annual meeting. All shareholders are cordially invited to attend the annual meeting.

     In the event that there are not sufficient votes to approve any one or more of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies by ElderTrust.

                                          By Order of the Board of Trustees

                                          /s/ D. Lee McCreary, Jr.

                                          D. Lee McCreary, Jr.
                                          President, Chief Executive
                                          Officer, Chief Financial Officer,
                                          Treasurer and Secretary

Kennett Square, Pennsylvania
April 22, 2002

     Whether or not you plan to attend the annual meeting, you are urged to sign, date and return the enclosed proxy in the accompanying pre-addressed envelope which requires no postage stamp. Your proxy may be revoked prior to the voting by filing with the Secretary of ElderTrust a written revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person.



                               ELDERTRUST
                          101 East State Street
                               Suite 100
                    Kennett Square, Pennsylvania 19348
                            (610) 925-4200
                          __________________

                           PROXY STATEMENT
                 2002 ANNUAL MEETING OF SHAREHOLDERS
                             May 23, 2002
                          __________________

          SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

      This proxy statement is furnished to shareholders of ElderTrust in connection with the solicitation by the board of trustees of ElderTrust of proxies to be used at the 2002 annual meeting of shareholders to be held at the Hotel Du Pont, 11th & Market Streets, Wilmington, Delaware, 19801, on Thursday, May 23, 2002, at 10 a.m., and at any adjournments or postponements.

     If the enclosed form of proxy is properly executed and returned to ElderTrust in time to be voted at the annual meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the election of the board of trustees' one nominee as trustee. If any other matters are properly brought before the annual meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters as determined by a majority of the board of trustees of ElderTrust. The presence of a shareholder at the annual meeting will not automatically revoke such shareholder's proxy. Shareholders may, however, revoke a proxy at any time prior to its exercise by filing with the Secretary of ElderTrust a written revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person.

     The cost of solicitation of proxies in the form enclosed herewith will be borne by ElderTrust. In addition to the solicitation of proxies by mail, ElderTrust, through its trustees, officers and regular employees, may also solicit proxies personally or by telephone or telegraph. ElderTrust will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, to send proxy material to and obtain proxies from beneficial owners and will reimburse such holders for their reasonable expenses in so doing. It is anticipated that this proxy statement will be mailed to stockholders on or about April 22, 2002.

     The securities which can be voted at the annual meeting consist of common shares of beneficial interest of ElderTrust, par value $.01 per share. Each share entitles its owner to one vote on all matters. The declaration of trust of ElderTrust does not provide for cumulative voting in the election of trustees. The board of trustees has fixed the close of business on March 28, 2002 as the record date for determination of shareholders entitled to vote at the annual meeting. The number of common shares outstanding on the record date was 7,341,546.

     The presence, in person or by proxy, of at least a majority of the outstanding common shares is necessary to constitute a quorum at the annual meeting. Shareholders' votes will be tabulated by the persons appointed by the board of trustees to act as inspectors of election for the annual meeting.

     A copy of ElderTrust's 2001 annual report to shareholders accompanies
this proxy statement.   The 2001 annual report to shareholders includes
ElderTrust's annual report on Form 10-K for the year ended December 31, 2001 as filed with the SEC. Shareholders may obtain a copy of the exhibits to ElderTrust 2001 annual report on Form 10-K, upon payment of a reasonable fee, by writing to ElderTrust, 101 East State Street, Suite 100, Kennett Square, Pennsylvania 19348, Attention:
Corporate Secretary.

                           ELECTION OF TRUSTEE
                              (Proposal 1)

     The declaration of trust of ElderTrust provides for a minimum of three trustees and a maximum of nine trustees. The board of trustees of ElderTrust currently consists of five members. The trustees are divided into three classes, each consisting of approximately one-third of the total number of trustees. The term of office of only one class expires in each year and their successors are elected for terms of three years and until their successors are elected and qualified. At the annual meeting, one trustee will be elected for a three-year term. As described below, the board of trustees' nominee is John G. Foos. The board of trustees recommends that you vote FOR the board of trustees' nominee for election as trustee.

     Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as trustee of Mr. Foos, for a three-year term. The board of trustees believes Mr. Foos will stand for election and will serve if elected as trustee. However, if he fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as a majority of the board of trustees of ElderTrust may recommend. Trustees are elected by plurality of the votes cast. A properly voted proxy marked "WITHHELD" with respect to the trustee election will not be voted with respect to the election of Mr. Foos as a trustee. Because trustees are elected by plurality vote, any broker non-votes will have no effect on the result of the election.

Information as to Nominees and Other Trustees

     The following table sets forth certain information regarding the board of trustees' nominee for election as trustee and those trustees who will continue to serve as such after the annual meeting.


                             Age at                        Position(s)
                            March 31, Trustee For Term     Held with
                              2002     Since  To Expire    ElderTrust
                            --------- ------- ---------  ---------------
Nominees:
---------

John G. Foos................   52      2000      2002     Trustee


Continuing Trustees:                     Term Expires
--------------------                     ------------

D. Lee McCreary, Jr.........   44      1999      2003     President,
                                                           Chief Executive
                                                           Officer, Chief
                                                           Financial
                                                           Officer,
                                                           Treasurer,
                                                           Secretary and
                                                           Trustee

Rodman W. Moorhead, III......  58      1998      2003     Trustee

Michael R. Walker............  53      1997      2004     Trustee

Harold L. Zuber, Jr..........  52      2001      2004     Trustee

     The principal occupations for the past five years of the nominee for trustee and the trustees whose term of office will continue after the annual meeting are set forth below.

     John G. Foos, a trustee of ElderTrust since April 2000, has served since July 1989 as Chief Financial Officer of Independence Blue Cross, the largest health insurer in the Philadelphia, Pennsylvania region. Before joining Independence Blue Cross, Mr. Foos was a partner with the public accounting firm of KPMG, LLP. Mr. Foos is a member of the board of directors of Hoosiercare, Inc., a tax-exempt organization that owns and operates 14 long-term care facilities in the east and midwest. Mr. Foos is a member of the American Institute of Certified Public Accountants and the Pennsylvania Institute of Certified Public Accountants. He holds a Bachelor of Science degree in accounting from Susquehanna University.

     D. Lee McCreary, Jr., a trustee of ElderTrust since October 1999, is the President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of ElderTrust. In June 1997, Mr. McCreary became Senior Vice President, Chief Financial Officer, Treasurer and Secretary of ElderTrust Realty Group, Inc., predecessor to ElderTrust. In July 1999, he was named acting President and Chief Executive Officer and was appointed to those positions on a permanent basis and as a trustee of ElderTrust in October 1999. From September 1994 until May 1997, Mr. McCreary was Vice President-Tax Services at Siegfried, Schieffer & Seitz, a Wilmington, Delaware-based regional accounting firm. Before joining Siegfried, Schieffer & Seitz, he was a partner at Price Waterhouse LLP, where he worked for over 14 years providing tax consulting services for companies in the healthcare, real estate and financial services industries. Mr. McCreary is a member of both the American Institute of Certified Public Accountants and the Maryland Association of Certified Public Accountants. He holds a Bachelor of Science degree from the University of Delaware.

     Rodman W. Moorhead, III, a trustee of ElderTrust since January 1998, has been employed since 1973 by Warburg Pincus, a private equity and venture capital firm in New York, where he currently serves as managing director and senior advisor. He is a director of Chancellor/Beacon Academies, an operator of charter and for-profit elementary schools; Coventry Health Care, Inc., a multi-market health maintenance organization; 4GL School Solutions which finds data-driven solutions for school management; Scientific Learning Corporation, a computerized special education training company; and Transkaryotic Therapies, Inc., a gene therapy company. He is a trustee of the Taft School and a member of the Overseers Committee on University Resources, Harvard College.
Mr. Moorhead holds a Masters of Business Administration degree from Harvard Business School and a Bachelor of Arts in Economics degree from Harvard University.

     Michael R. Walker is Chairman of the Board of Trustees of ElderTrust. He also is the founder, Chairman and Chief Executive Officer of Genesis Health Ventures, Inc. ("Genesis"), a nationwide supplier of ancillary services to the long term care industry, including pharmacy, medical equipment/supplies, rehabilitation therapy, diagnostic testing, bulk purchasing, hospitality, physician and consulting services. In the Eastern US, Genesis is also a leading provider of eldercare skilled nursing and assisted living services. Genesis' 46,000 employees deliver ancillary services and provide eldercare to over 500,000 elders daily. Genesis' revenues exceeded $2.5 billion in 2001.
From October 1997 to October 2001, Mr. Walker also served as
Chairman of the Board and Chief Executive Officer of The Multicare Companies, Inc., formerly a 43.6% owned non-consolidated subsidiary of Genesis ("Multicare"). In June 2000, Genesis and Multicare filed for protection under Chapter 11 of the U.S. Bankruptcy Code. In
October 2001, Genesis announced that it, along with Multicare, had successfully completed their reorganization and had emerged from bankruptcy. Genesis also announced that upon the acceptance of the reorganization plan Multicare became a wholly owned subsidiary of Genesis. In addition to his corporate responsibilities, Mr. Walker chairs the Alliance for Quality Nursing Home Care, a coalition of the top fourteen long term care providers, which has lobbied for and gained nearly $5 billion in Medicare funding. Mr. Walker holds a master of business administration degree from Temple
University and bachelor of arts in business administration degree from Franklin and Marshall College.

     Harold L. Zuber, Jr., a trustee of ElderTrust since April 2001, Mr. Zuber has served as Executive Vice President and Chief Financial Officer of Teleflex Incorporated since 2000. With revenues of nearly $2.0 billion, Teleflex manufactures products and provides services for the automotive, marine, industrial, medical and aerospace markets worldwide. From 1990 to 2000, Mr. Zuber was Vice President and Chief Financial Officer of Teleflex. He holds a Bachelor of Science degree from Clarion University.

Executive Officers Who are Not Trustees

     John H. Haas has served as Vice President and Chief Operating Officer of ElderTrust since January 2000. From May 1998 to December 1999, Mr. Haas served as a consultant to ElderTrust. From September 1994 to February 1998, Mr. Haas was the Vice President, Secretary and General Counsel of Senior Campus Living, LLC, a continuing care retirement community developer and operator. He previously served of counsel to the Baltimore-based law firm of Hodes, Ulman, Pessin & Katz, and earlier, as Executive Vice President and Chief Operating Officer of McCormick Properties, Inc. before its sale by its parent, McCormick & Company, Inc., the specialty food and spice company. Mr. Haas serves as an adjunct instructor in the Masters of Science in Real Estate at Johns Hopkins University and has taught seminars for commercial real estate lenders and governmental agencies.
He holds a Juris Doctor degree from the University of Baltimore School of Law and a Bachelor of Arts degree from the University of Connecticut.

Board Meetings and Committees

     During 2001, the board of trustees of ElderTrust held four regular meetings and one special meeting. For the 2001 period, no incumbent trustee attended fewer than 75 percent of the aggregate of (A) the total number of meetings held by the board of trustees held during the period for which he has been a trustee and (B) the total number of meetings held by all committees of the board of trustees on which the trustee served during the period that he served.

     ElderTrust has the following board committees:

     Audit Committee. The current members of the audit committee are Messrs. Foos, Moorhead and Zuber. Mr. Foos chairs the audit committee. Under the written audit committee charter adopted by the Board of Trustees, the primary function of the audit committee is to assist the Board of Trustees in fulfilling its oversight responsibilities by reviewing (A) the financial reports and other financial information provided by ElderTrust to governmental bodies or to the public, (B) ElderTrust's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established and (C) ElderTrust's auditing, accounting and financial reporting processes generally. The audit committee held three meetings during 2001. The board of trustees believes that each of the current members of the audit committee is an "independent" trustee within the meaning of applicable rules of the New York Stock Exchange.

     Compensation Committee. The compensation committee was combined with the share option committee in May 2001. Prior to the combination of the two committees, the members of the compensation committee were Messrs. Walker and Moorhead. Mr. Moorhead served as chairman of the compensation committee. The compensation committee had the authority (A) to determine compensation for ElderTrust's executive officers and (B) to review and make recommendations concerning proposals by management with respect to compensation, bonuses, employment agreements and other benefits and policies for ElderTrust's executive officers. The compensation committee held one meeting during 2001.

     Share Option Committee. The share option committee was combined with
the compensation committee in May of 2001.   Prior to the combination of
the two committees, the members of the share option committee were Messrs. Foos and Moorhead. Mr. Foos served as chairman of the share option committee. The share option committee had the authority to take all actions and make all determinations, including the grant of options, distribution equivalent rights and share awards, under ElderTrust's share option and incentive plans. The share option committee held two meetings during 2001.

     Compensation and Share Option Committee. The compensation and share option committees were combined in May 2001. The members of the compensation and share option committee are Messrs. Moorhead and Foos. Mr. Moorhead serves as chairman of the compensation and share option committee. The compensation and share option committee did not meet during 2001.

     Asset Management Committee. The current members of the asset management committee are Messrs. McCreary, Zuber and Foos. Mr.
McCreary chairs the asset management committee. The asset management committee has the authority to take all actions in connection with the Company's assets and asset transactions. The asset management committee held one meeting during 2001.

Audit Committee Report

     The audit committee has received and reviewed the disclosures in the letter from the independent public accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the independent public accountants that firm's independence from ElderTrust. The audit committee has also discussed with the independent public accountants the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

     The audit committee has reviewed and discussed the audited financial statements for the year ended December 31, 2001 and related matters with management and ElderTrust's independent public accountants and reviewed such accounting and auditing issues concerning ElderTrust and its subsidiaries and affiliates as the audit committee deemed appropriate. Based on these discussions and reviews, the audit committee has recommended to the board of trustees that the audited financial statements for the year ended December 31, 2001 be included in ElderTrust's Annual Report on Form 10-K for the year ended December
31, 2001 for filing with the Securities and Exchange Commission.


                                    AUDIT COMMITTEE

                                    John G. Foos, Chairman
                                    Rodman W. Moorhead, III
                                    Harold L. Zuber, Jr.

Nominations by Shareholders

     The entire board of trustees acts as a nominating committee for selecting the board of trustees' nominees for election as trustees and has made its nominations for the annual meeting. The bylaws of ElderTrust require that shareholder nominations for trustees be made pursuant to timely notice in writing to the Secretary of ElderTrust. To be timely, notice must be delivered to the principal executive offices of ElderTrust not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be delivered not earlier than the close of business on the 90th day prior to the annual meeting and not later than the close of business on the later of the 60th day prior to the annual meeting or the tenth day following the day on which public announcement of the date of the annual meeting is first
made by ElderTrust.   A shareholder's notice of nomination must set forth
certain information specified in ElderTrust's bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder. Under the bylaws, shareholder nominations for the annual meeting were required to be received not later than the close of business on March 25, 2002 nor earlier than the close of business on February 21, 2002. No such nominations were received. ElderTrust's bylaws provide that no person may be elected as a trustee unless nominated in accordance with the procedures set forth in the bylaws.

Compensation of Trustees

     Non-employee trustees of ElderTrust receive a $10,000 annual retainer, a $1,000 attendance fee for regularly scheduled board meetings and a $500 attendance fee for committee meetings and telephonic meetings of the board. ElderTrust also reimburses its trustees for travel expenses incurred in connection with attending meetings of the board of trustees and committee meetings.

     Non-employee trustees of ElderTrust are also eligible to participate in ElderTrust's share option and incentive plans. In March 2001, each of ElderTrust's non-employee trustees, including Messrs. Walker, Foos and Moorhead, received ten-year options for 2,000 shares each at an exercise price of $3.50 per share. In April 2001, Mr. Zuber, a non-employee trustee received a ten-year option for 2,000 shares at an exercise price of $4.02 per share. All options granted to non-employee trustees in 2001 vest immediately.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

     The following table sets forth the cash and other compensation paid by ElderTrust for 2001, 2000 and 1999 to each person who served as an executive officer of ElderTrust during 2001.

                             Summary Compensation Table

                                                  Long-Term
                                                Compensation
                           Annual  Compensation    Adwards
                          ----------------------------------
                                               Common Shares  All Other
  Name and Principal                            Underlying   Compensation
   Position(s)       Year  Salary($)  Bonus($)  Options (#)      ($)
-------------------------------------------------------------------------
D. Lee McCreary, Jr.  2001  $297,300  $      0(1)   25,000      $19,100(2)
  President, Chief    2000   235,600   500,000(3)  250,000       51,700
  Executive Office,   1999   162,700         0     225,000       58,200
  Chief Financial
  Officer, Treasurer
  and Secretary

John H. Haas
  Vice President and  2001   215,300    30,000      10,000        6,500(4)
  Chief Operating     2000   192,300         0      25,000            0
  Officer             1999       N/A       N/A         N/A          N/A
_______________

(1) In view of the bonus Mr. McCreary received for 2000, the uncertainties created by the then pending Genesis/Multicare bankruptcy proceedings and the desirability of preserving cash to pay-down debt, the compensation committee determined in April 2001 that, rather than being eligible to receive an annual bonus, Mr. McCreary would be eligible instead to receive a bonus of up to 50% of base compensation covering 2001 and 2002, the exact amount of which would not be determined until April 2003. As a result of the foregoing, no bonus amount has yet been awarded or paid to Mr. McCreary for services rendered in 2001. See "Report on Executive Compensation."

(2) Represents (a) $12,600 earned on distribution equivalent rights for a total of 40,000 common shares held by Mr. McCreary at December 31, 2001 and (b) 2001 contributions of $6,500 made by ElderTrust to Mr. McCreary's account under the Simple IRA Retirement Plan maintained by ElderTrust for its employees.

(3) Includes a $300,000 bonus paid in 2000 for services rendered in 2000 and a $200,000 bonus paid in 2000 for services rendered in 1999.

(4) Represents 2001 contributions of $6,500 made by ElderTrust to Mr. Haas' account under the Simple IRA Retirement Plan maintained by ElderTrust for its employees.

Option Grants

     The following table contains information with respect to share options granted in 2001 to each of ElderTrust's executive officers.


                    Option Grants In Last Fiscal Year


                                  % of Total                         Potential Realizable
                        Common      Options                             Value at Assumed
                        Shares    Granted to  Exercise               Annual Rates of Share
                      Underlying   Employees  or Base               Price Appreciation for
                       Options     in Fiscal   Price    Expiration      Option Term
    Name               Granted       Year      ($/Sh)      Date       5% ($)   10% ($)
--------------------- ----------  ----------  --------  ----------  ----------------------

Qualified Stock Options:
------------------------
D. Lee McCreary, Jr.     25,000      71.4%      $4.18    04/27/11(1)  $ 65,700   $166,600

John H. Haas             10,000      28.6        4.18    04/27/11(1)    26,300     66,600

_________

(1) These options vest 1/3 on each of the first three anniversaries of the date of grant. The vesting of these options will accelerate upon a change in control of ElderTrust. For this purpose, a change in control of ElderTrust includes (A) a person becoming the beneficial owner of 50% or more of the voting power of the outstanding securities of ElderTrust, (B) a change in a majority of the board of trustees during any two-year period other than resulting from mandatory retirement, death or disability of one or more trustees, (C) a merger or consolidation of ElderTrust if shareholders of ElderTrust own less than 80% of the equity of the surviving entity or its parent, (D) the sale of all or substantially all of the assets of ElderTrust, (E) any person commences a tender offer to acquire beneficial ownership of 50% or more of the outstanding voting shares of ElderTrust unless the board of trustees determines that such action does not constitute a change in control or (F) a change of control of ElderTrust of a type required to be disclosed under the federal proxy rules.

Option Exercises and Holdings

     The following table sets forth information concerning each exercise of share options during 2001 by each of the named executive officers, and the number of common shares underlying unexercised options at year-end 2001 and the 2001 year-end value of all unexercised in-the-money options held by the named executive officers.

           Aggregated Option Exercises in Last Fiscal Year and
                        Fiscal Year-End Option Values

                                                Number of Common Shares
                       Shares                         Underlying            Value of Unexercised
                     Acquired on    Value        Unexercised Options(#)   In-the-Money Options($)(1)
     Name            Exercise(#)  Realized($)  Exercisabe Unexercisable  Exercisable  Unexercisable
-------------------- -----------  -----------  ------------------------  ---------------------------
D. Lee McCreary, Jr.   166,666     $ 998,330     183,334     200,000       $  259,418   $  836,608
John H. Haas            10,000        59,000       5,000      20,000           27,250      104,700

(1) Represents the fair market value of a common share on December 31, 2001 less the option exercise price times the number of option shares.

Employment Agreement

     ElderTrust has entered into an employment agreement with D. Lee McCreary, Jr. dated October 13, 1999, under which Mr. McCreary serves as ElderTrust's President and Chief Executive Officer. The initial term of the employment agreement is three years, subject to annual renewals commencing on October 13, 2002, unless earlier terminated. Mr. McCreary's initial annual base salary under the employment agreement was $200,000, effective July 29, 1999, when he began serving as acting president and chief executive officer of ElderTrust. The annual base salary is subject to increase on an annual basis by the board of trustees. Effective May 1, 2001, Mr. McCreary's base salary is $325,000. Mr. McCreary also is entitled to receive incentive compensation in the form of share options and bonuses as determined by the share option and compensation committee of the board of trustees.

     Mr. McCreary's employment may be terminated by ElderTrust (a) upon 15 days' notice for cause by a two-thirds vote of the entire board of trustees or (b) upon 90 days' notice without cause by a two-thirds vote of the entire board of trustees. Mr. McCreary may terminate his employment on 90 days' notice if (a) ElderTrust terminates by a two-thirds vote of the entire board of trustees the automatic extension of the term of his employment agreement, (b) ElderTrust assigns duties to him that are inconsistent with his status with ElderTrust or substantially alters the nature or status of his responsibilities, (c) ElderTrust reduces his base salary under his employment agreement, (d) ElderTrust relocates his principal place of employment or relocates the principal office or corporate headquarters to a location 35 miles or more from his current principal place of employment, (e) there is a change in control of ElderTrust, (f) a material failure on the part of ElderTrust to comply with any of the provisions of the employment agreement, (g) any termination of his employment for reasons other than death, disability or cause or the termination by the board of trustees of the automatic extension of the term of his employment agreement or (h) the commencement by of a proceeding seeking the liquidation, reorganization, dissolution or winding-up of ElderTrust or its subsidiaries or the appointment of a bankruptcy trustee or receiver for ElderTrust or its subsidiaries.

     If ElderTrust terminates Mr. McCreary's employment without cause, or Mr. McCreary terminates his employment agreement as described above, Mr. McCreary would be entitled to a severance payment equal to three times his average annual base salary for the preceding three years, or, if less, over the expired term of his employment agreement, plus the average annual value as of the date of grant of his share options vesting in a fiscal year and the value of his dividend equivalent rights credited to his account in the fiscal year immediately preceding his termination, provided that the value attributed to such share options and distribution equivalent rights shall not exceed 50% of his average annual base salary for the three-year period preceding the termination
of his employment agreement.   All share options, awards and similar
equity rights, if any, also would vest and become exercisable immediately prior to his termination and remain exercisable through their original terms. Following termination of his employment agreement for any reason, other than for cause or upon Mr. McCreary's death, ElderTrust would maintain in full force and effect, for the greater of two years or the remaining term of the employment agreement, all employee benefit plans and programs to which Mr. McCreary was entitled prior to his termination.

     If Mr. McCreary becomes disabled for a period of twelve months or for periods aggregating more than twelve months in any 24-month period, ElderTrust may terminate Mr. McCreary's employment upon 30 days' notice and payment of any unpaid portion of his salary, bonus and benefits up to the last day of the month of his termination. Upon Mr. McCreary's death, his heirs would be entitled to receive the unpaid portion of his salary, bonus and accrued benefits through the last day of the month of his death. Upon the death or disability of Mr. McCreary, all distribution equivalent rights and share options would become fully vested.

Report on Executive Compensation

     For 2001, the compensation committee made salary and bonus decisions for ElderTrust's chief executive officer and the chief executive officer was delegated the authority to fix the salary and bonus of ElderTrust's other executive officer. The share option committee administered ElderTrust's share option and incentive plans. The compensation committee held one meeting in 2001 and the share option committee held two meetings in 2001. The compensation committee and the share option committee were combined in May 2001. The combined compensation and share option committee did not hold any meetings in 2001.

     In general, ElderTrust's compensation policies and practices with respect to executive officers are designed and implemented to motivate and retain senior executives. Total compensation is currently divided into three primary components: base salary, bonuses and share options.

     ElderTrust uses its share option and incentive plans as a long-term incentive plan for executive officers and key employees. The objectives of the share option and incentive plans are to align the long-term interests of executive officers and shareholders by creating a direct link between executive compensation and shareholder return, and to enable executives to develop and maintain a long-term equity interest in ElderTrust.

     In April 2001, the compensation committee adopted a policy providing for an annual review of Mr. McCreary's salary in April of each year. At that time, that compensation committee would set Mr. McCreary's salary for the year beginning May 1 of that year. In connection with its determination of Mr. McCreary's salary for 2001, the compensation committee reviewed published annual compensation information for healthcare REIT executives, including base compensation, bonuses and stock option awards. Based upon this information and the inflation-adjusted amount paid to Mr. McCreary's predecessor, the compensation committee set a base compensation level of $325,000 for Mr. McCreary beginning May 1, 2001.

     Based on a review of the healthcare REIT industry data, the compensation committee also established a bonus structure for Mr. McCreary of up to 50% of base compensation. However, in view of the bonus Mr. McCreary received for 2000, the uncertainties created by the then pending Genesis/Multicare bankruptcy proceedings and the desirability of preserving cash to pay-down debt, the compensation committee determined that, rather than being eligible to receive an annual bonus, Mr. McCreary would be eligible instead to receive a bonus of up to 50% of base compensation covering 2001 and 2002, the exact amount of which would not be determined until April 2003. As a result of the foregoing, no bonus amount has yet been awarded or paid to Mr. McCreary for services rendered in 2001.

     In April 2001, Mr. McCreary was delegated the authority to fix the base salary and bonus for ElderTrust's other executive officer. Pursuant to this delegated authority, in April 2001, Mr. McCreary fixed Mr. Haas' annual salary at $225,000 for the 12-month period beginning May 2001. Subsequently, Mr. Haas was awarded a $30,000 bonus for his individual performance through April 30, 2001.

     In April 2001, the share option committee granted Mr. McCreary a share option for 25,000 shares. At that time, the share option committee granted Mr. Haas a share option for 10,000 shares as recommended by Mr. McCreary. In each case, the per share option exercise price equaled fair market value on the date of grant. The share option committee awards common stock grants based, in part, on the performance of the company.

     Generally, Section 162(m) of the Internal Revenue Code of 1986, as amended, denies deduction to any publicly held company, such as ElderTrust, for certain compensation exceeding $1,000,000 paid to the Chief Executive Officer and the four other highest paid executive officers. Certain "performance-based compensation" is excluded from this $1,000,000 cap.
At this time, none of ElderTrust's executive officer's compensation subject to the deductibility limits exceeds $1,000,000. In the compensation committee's view, ElderTrust is not likely to be affected by the nondeductibility rules in the near future.


COMPENSATION COMMITTEE                    SHARE OPTION COMMITTEE

Rodman W. Moorhead, III, Chairman         John G. Foos, Chairman
Michael R. Walker	                        Rodman W. Moorhead, III

Compensation Committee Interlocks and Insider Participation

     During 2001, Messrs. Moorhead and Walker served on the compensation committee. In addition to serving as Chairman of the Board of Trustees of ElderTrust, Mr. Walker serves as Chairman of the Board and Chief Executive Officer of Genesis, ElderTrust's principal tenant.

     2001 transactions with Genesis were as follows:

     In June 2000, Genesis and Multicare, formerly a 43.6% owned non-consolidated subsidiary of Genesis and a borrower of ElderTrust Operating Limited Partnership, ElderTrust's operating partnership subsidiary ("Operating Partnership"), filed for protection under Chapter 11 of the United States Bankruptcy Code. During 2000, the Company, Genesis and Multicare and Genesis and Multicare's major creditors negotiated agreements to restructure their debt and lease obligations with the Company. The agreements were approved by the U.S. Bankruptcy Court on January 4, 2001 and were consummated on January 31, 2001.

Under the more significant terms of the agreement with Genesis:

     (1) Twenty-one of the then existing twenty-three lease agreements between Genesis subsidiaries and ElderTrust, continued in effect in accordance with their terms, except as provided below:

          * Two leases were modified to reduce combined rents for the properties by $745,000 per year;

          * One lease was modified to create an early termination right commencing on December 31, 2002; and

          * One lease was modified to permit the Company to terminate the lease during 2001 without penalty if the current tenant is unable to achieve occupancy targets specified by loan documents secured by property. The lease remains in effect.

     (2) Two leases (Windsor Office Building and Windsor Clinic/Training facility) were terminated when the two properties subject to the leases were sold to Genesis for $1.25 million; such amount being paid through an increase in the notes receivable described in (4) below;

     (3) An $8.5 million loan previously guaranteed by the Company and owed to Genesis by ET Sub-Meridian Limited Partnership, L.L.P. ("ET Sub-Meridian") an unconsolidated subsidiary of the Company in which the Operating Partnership holds a 99% limited partnership interest and Mr. McCreary through an entity of which he is the sole member holds the 1% general partner interest, was conveyed to the Company in a manner to effect an $8.5 million reduction in amounts owed to the Company by Genesis;

     (4) The maturity date for three loans (Oaks, Coquina and Mifflin) made by the Company to Genesis and affiliated entities with unpaid principal balances totaling approximately $7.5 million at June 30, 2000 (after taking into account the aforementioned $1.25 million increase and $8.5 million reduction) were extended to June 30, 2002 at the rates in effect prior to the Genesis bankruptcy filing (These loans were repaid by Genesis in December
          2001). In addition, the asset transfer agreements were terminated; and

     (5) The maturity date and interest rate for one loan (Harbor Place) with a principal balance of approximately $4.8 million made by the Company to an entity in which Genesis owns a 100% limited partner interest was extended to May 31, 2002 at a 10% interest rate, an increase of 0.5% (This loan was repaid by Genesis in December 2001).

     Under the terms of the agreement with Multicare, the Company acquired three properties secured by three loans (Lehigh, Berkshire and Sanatoga) with outstanding principal amounts totaling approximately $19.5 million, and having a net book value of $12.5 million, at December 31, 2000, in exchange for the outstanding indebtedness. The Company has leased these properties to subsidiaries of Genesis for an initial lease term of 10 years, with two five-year renewal options. The Company had no other transactions with Multicare.

     In October 2001, Genesis announced that it, along with Multicare, had successfully completed their reorganization and had emerged from bankruptcy. Genesis also announced that upon the acceptance of the reorganization plan Multicare became a wholly owned subsidiary of Genesis.

     During 2001, ElderTrust, through the Operating Partnership, leased twelve properties to Genesis under percentage and minimum rent leases, each for an initial ten-year period with two five-year renewals. Genesis also leased space under a fixed rent lease in one medical office building. The terms of this lease are for up to five years, subject to renewal. Additionally, Genesis managed one property leased by the Company to an unrelated third party. The Company received lease payments of $7.6 million in 2001 on properties leased to or managed by Genesis.

     In addition to the foregoing transactions, during 2001, the Company had loans outstanding to Genesis totaling approximately $12.2 million. These loans were repaid by Genesis in December 2001. The proceeds from these loan repayments were used by the Company to reduce the balance outstanding under its credit facility. Interest income recorded by the Company during 2001 on the loans repaid by Genesis in December 2001 totaled $1.3 million. The largest amount of this indebtedness outstanding at any time during 2001 was $19.6 million.

     At December 31, 2001, the Company also leased six properties under minimum rent leases to entities in which Genesis accounts for its investment using the equity method of accounting. The Company received lease payments of $7.1 million in 2001 from these Genesis equity investees.

     At December 31, 2001, ET Sub-Meridian subleased seven properties to Genesis under minimum rent leases, each for an initial ten-year period with a ten-year renewal option. ET Sub-Meridian received sublease payments of $9.9 million in 2001 from Genesis. The Company recorded $2.1 and $0.6 million in interest income for the year ended December 31, 2001 related to the two notes payable from ET Sub-Meridian. The notes payable have principal amounts of $17.6 million and $8.5 million and bear interest at 12% and 8%, respectively. The largest amount of this indebtedness outstanding at any time during 2001 was $26.1 million. The amount of indebtedness outstanding at February 28, 2002 was $26.1 million.

     The Company, through the Operating Partnership, has a 99% non-managing member interest in ET Sub-Cabot Park, LLC and ET Sub-Cleveland Circle, LLC, each of which owns a single assisted living facility. The 1% managing member interest in these entities is owned by a limited liability company of which Mr. McCreary is the sole member. The facilities are leased by unconsolidated subsidiaries of Genesis under minimum rent leases, with initial terms of ten years and a ten-year renewal option. ET Sub-Cabot Park, LLC and ET Sub-Cleveland Circle,
LLC received aggregate lease payments of $3.1 million in 2001 from these Genesis equity investees. ET Sub-Cabot Park and ET Sub-Cleveland Circle have subordinated demand loans in the aggregate amount of $3.1 million payable to the Company at December 31, 2001 bearing interest at 12%. The Company recorded $381,000 in interest income during 2001 on these demand loans. The largest amount of this indebtedness outstanding at any time during 2001 was $3.1 million. The amount of indebtedness outstanding at February 28, 2002 was $3.1 million. In addition to these demand loans, ET Sub-Cabot Park, LLC and ET Sub-Cleveland Circle, LLC have loans payable to ET Capital Corp aggregating $3.2 million at December 31, 2001. These loans mature at various dates from April
2008 to December 2011 and bear interest at 14% with interest and principal payable monthly. The Company has a 95% nonvoting equity interest in ET Capital Corp. The voting 5% equity interest in ET
Capital Corp. is owned by Mr. McCreary.

Performance Graph

     The following graph compares the cumulative total shareholder return on ElderTrust's common shares since January 27, 1998, the date ElderTrust's common shares began trading on the New York Stock Exchange, with the cumulative total shareholder return from January 27, 1998 through December 31, 2001 of (A) the NAREIT Equity REIT Index for all REITs and (B) the NAREIT Health Care Equity REIT Index. The comparison assumes $100 was invested on January 27, 1998 in ElderTrust common shares and in each of the indices and assumes reinvestment of distributions. ElderTrust suspended the payment of cash distributions to its shareholders in the third quarter of 2000.

                         Total Shareholder Return

                           [Performance Graph]

                                                   NAREIT
                                    NAREIT         Health
                                 Equity REIT    Care Equity
                              Index (all REITs)  REIT Index  ElderTrust
                              ----------------- -----------  ----------
January 27, 1998                    $100           $100         $100
December 31, 1998                     85             83           69
December 31, 1999                     81             63           46
December 31, 2000                    103             79           23
December 31, 2001                    117            120           67

 Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires ElderTrust trustees, officers and beneficial owners of more than 10% of ElderTrust's outstanding equity securities to file with the SEC initial reports of ownership of ElderTrust's equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to ElderTrust for 2001, ElderTrust believes that all Section 16(a) filing requirements for that year applicable to such persons were complied with on a timely basis, except for Mr. Moorhead who was one day late in filing a report relating to a share option award.

Certain Relationships and Related Transactions

     ElderTrust, through the Operating Partnership, has a nonvoting 95% equity interest in ET Capital Corp. The voting 5% equity interest in ET Capital is owned by Mr. McCreary. Mr. McCreary is the sole director of ET Capital. In addition, Mr. McCreary is President, Secretary and Treasurer of ET Capital. The Company has made an aggregate of $9.2 million of loans to ET Capital, the proceeds of which have been used by ET Capital to partially fund its investments. Of these loans, $5.9 million bear interest at a weighted average rate of 12.1% and $3.3 million bear interest at 15.0%. The largest amount of indebtedness outstanding at any time during 2001 was $9.2 million. The amount of indebtedness outstanding at February 28, 2002 was $9.2 million. Of the indebtedness owed by ET Capital to the Company, $5.9 million relates to two demand loans made in 1998 by the Company to ET Capital to partially fund ET Capital's investment in a $7.8 million second trust mortgage note executed by The AGE Institute of Florida ("AGE"). ET Capital acquired the AGE second trust mortgage note from Genesis in two separate transactions during 1998. During 2000, AGE ceased making interest payments on its second trust mortgage note to ET Capital and, as a result, ET Capital ceased making interest payments on the corresponding $5.9 million of demand loans made by the Company to ET Capital. During 2000, the Company recorded a $5.9 million bad debt allowance with respect to these demand loans. During 2001, the Company recorded $0.8 million of interest income on the notes receivable from ET Capital.

     For a description of other transactions involving ElderTrust and its trustees, see "Compensation Committee Interlocks and Insider Participation."

SECURITIES OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to beneficial ownership of ElderTrust common shares, including common shares that may be issued in exchange for units of limited partnership of the ElderTrust Operating Limited Partnership presented for redemption and upon exercise of options exercisable within 60 days, for (a) each trustee and executive officer of ElderTrust, (b) each person believed by management to beneficially own more than 5% of the outstanding common shares and (c) all trustees and executive officers as a group. The information is as of February 28, 2002. Except as indicated below, each person has sole voting and investment power. There were 77 shareholders of record of the Company's common shares as of March 28, 2002. The number of shareholders of record does not include an indeterminate number of shareholders whose shares are held by brokers in "street name." Management believes there are approximately 4,000 beneficial shareholders of the Company's common shares.

                                  -17-

                                      Units of
                                      Limited
                            Number  Partnership                        Percent
                              of       of the    Common                 of all
                           Common   Operating     Share                 Common
Name of Beneficial Owner   Shares   Partnership  Options      Total     Shares
------------------------  --------- ----------- --------- ------------ --------
Michael R. Walker
  Chairman of the Board    345,666   170,622(1)  174,000    690,288(1)  8.6%(1)

D. Lee McCreary, Jr.       205,094    12,000     196,667    413,761     5.5
  President, Chief
  Executive Officer,
  Chief Financial
  Officer, Treasurer,
  Secretary and Trustee

George Weaver Haywood      400,500         0           0    400,500     5.5
  c/o Cronin & Vris, LLP
  380 Madison Avenue
  24th Floor
  New York, NY  10017

North Star Partners, L.P.  389,900         0           0    389,900     5.3
 and Andrew R. Jones (2)
 61 Wilton Road
 Westport, CT  06880

Harold L. Zuber, Jr.       160,700         0       2,000    162,700     2.2
 Trustee

Rodman W. Moorhead, III     37,500         0      31,500     69,000       *
 Trustee

John G. Foos                 7,000(3)      0      20,000     27,000       *
 Trustee

John H. Haas                10,000         0      13,333     23,333       *
  Vice President and
  Chief Operating
  Officer

All trustees and executive 765,960   182,622     437,500  1,386,082    17.4
 officers as a group
 (6 persons)

_________________________
* Less than one percent.

(1) Mr. Walker owns a total of 228,416 units, of which 62,566 units are owned by him directly and 165,850 are owned indirectly through a corporation of which he is the principal stockholder and the sole officer. Under the Internal Revenue Code of 1986, as amended, to qualify and maintain qualification a real estate investment trust for federal income tax purposes, no more than 50% in number or value of the ElderTrust's common shares may be owned, directly or indirectly, by five or fewer individuals. Primarily to facilitate compliance with this requirement, ElderTrust's declaration of trust contains an ownership limit that prohibits, directly or by virtue of the attribution provisions of the Internal Revenue Code, ownership of more than 8.6% of the issued and outstanding common shares, unless a waiver of the ownership limit is granted by the Board of Trustees. Absent a waiver by the Board of Trustees, common shares acquired or held in violation of the ownership limit will be transferred to a trust for the exclusive benefit of a designated charitable beneficiary, and the shareholder's rights to any distributions and to vote the shares would terminate. For purposes of the ownership limit, common shares issuable upon redemption of units are not deemed to be outstanding until issued upon redemption of the corresponding units. In addition, under the partnership agreement of ElderTrust Operating Limited Partnership, a partner may not redeem his or her units if the delivery of common shares would be prohibited under the ElderTrust declaration of trust. If Mr. Walker were to redeem all the units held or controlled by him, under the ownership limit (based on his ownership of other common shares and options) he could receive only 170,622 common shares upon redemption of such units, unless the Board of Trustees were to grant him a waiver of the ownership limit. Accordingly, the 57,794 common shares issuable upon redemption of units owned by him which are in excess of the number of common shares that he could acquire under the ownership limit without a Board waiver are excluded from the common shares reported as beneficially owned by him.

(2) The Schedule 13G of North Star Partners L.P. and Mr. Jones, dated February 1, 2002, states that each of the reporting persons has shared voting power and shared dispositive power over the entire number of these shares.

(3) Includes 1,500 common shares owned by Mr. Foos' spouse and 1,500 shares owned by a family partnership, of which Mr. Foos serves as the investment advisor/manager.

                     INDEPENDENT PUBLIC ACCOUNTANTS

      The board of trustees has appointed KPMG LLP to act as the Company's independent public accountants for 2002. Representatives of KPMG LLP will be present at the annual meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     KPMG LLP's fees for providing services to ElderTrust in 2001 were as follows:

Audit Fees

     Audit fees billed for services rendered during 2001, including the review of quarterly financial statements, were $110,500.

Financial Information Systems Design and Implementation Fees

     None.

Other Fees

     The audit committee of the board of trustees has considered whether the provision of the foregoing non-audit services by KPMG LLP is compatible with maintaining KPMG LLP's independence.

     Audit fees billed for services rendered in connection with ET Sub-Meridian's annual audit of 2001 and 2000 financial statements were $8,000. ElderTrust included separate audited financial statements of ET Sub-Meridian, as required by the Securities and Exchange Commission rules and regulations, regulation S-X, rule 210.3-09, in ElderTrust's annual report on Form 10-K for the year ended December 31, 2001. In addition, ElderTrust was billed approximately $3,750 in other fees from KPMG, LLP for services performed in 2001, which related to the year 2000.

              DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 2003 annual meeting must be received by ElderTrust no later than December 20, 2002 pursuant to the proxy soliciting rules of the SEC in order to be considered for inclusion in ElderTrust's proxy statement and form of proxy relating to the 2003 annual meeting. Nothing in this paragraph shall be deemed to require ElderTrust to include in its proxy statement and proxy relating to the 2003 annual meeting any shareholder proposal which may be omitted from its proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

     Pursuant to ElderTrust's bylaws, any shareholder who intends to present a proposal for action at the 2003 annual meeting also must have delivered notice to the principal executive offices of ElderTrust not later than the close of business on March 25, 2003 nor earlier than the close of business on February 22, 2003; however, if the date of the 2003 annual meeting is advanced by more than 30 days or delayed by more than 60 days from May 23, 2003 notice by the shareholder to be timely must be delivered not earlier than the close of business on the 90th day prior to the 2003 annual meeting and not later than the close of business on the later of the 60th day prior to the 2003 annual meeting or the tenth day following the day on which public announcement of the date of the 2003 annual meeting is first made by ElderTrust.

                       OTHER BUSINESS TO BE TRANSACTED

     The board of trustees does not know of any other matters to be presented for action by the shareholders at the annual meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the board of trustees.



                                       By Order of the Board of Trustees

                                       /s/ D. Lee McCreary, Jr.

                                       D. Lee McCreary, Jr.
                                       President, Chief Executive
                                       Officer, Chief Financial Officer,
                                       Treasurer and Secretary

Kennett Square, Pennsylvania
April 22, 2002

                              ELDERTRUST
        101 East State Street, Suite 100, Kennett Square, PA  19348
          PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - MAY 23, 2002
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

     The undersigned shareholder of ElderTrust hereby appoints D. Lee McCreary, Jr. and John H. Haas, and each of them, with full power of substitution, as proxies to cast all votes, as designated below, which the undersigned shareholder is entitled to cast at the 2002 annual meeting of shareholders to be held on May 23, 2002 at 10:00 a.m., local time, at the Hotel Du Pont, 11th & Markets Streets, Wilmington, DE 19801, and at any adjournments, upon the following matters:

            (Continued and to be signed on reverse side)


THIS PROXY WILL BE VOTED AS DIRECTED BY THE                 Please
UNDERSIGNED SHAREHOLDER.  UNLESS CONTRARY                  mark your
DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED               votes as
FOR THE ELECTION OF THE NOMINEES LISTED IN                 indicated
PROPOSAL 1 AND IN ACCORDANCE WITH THE                      in this
RECOMMENDATIONS OF A MAJORITY OF THE BOARD                 example
OF TRUSTEES AS TO OTHER MATTERS.                              X


1.  To elect two trustees each for a three-year term.

                   WITHHOLD           2. As determined by a mijority of
   FOR            AUTHORITY              ElderTrust's board of trustees,
 nominee      to vote for nominee        the proxies are authorized to
listed above     listed above            vote upon such other business
                                         as may properly come before the
                                         meeting or any adjournments.


                                         The undersigned shareholder
                                         Hereby acknowledges recipt of
                                         the Notice of Annual Meeting
                                         and Proxy Statement and hereby
                                         revokes any proxy or proxies
                                         heretofore given.  This proxy
                                         may be revoked at any time prior
                                         to its exercise.

                                        If you receive more than one
                                        proxy card, please date, sign
                                        and return all cards in the
                                        accompanying envelope.

                                Dated:__________________________, 2002

                                ______________________________________
                                              Signature

                                ______________________________________
                                       Signature if held jointly

                             Please date and sign here exactly as name hereon. When signing as attorney, administrator, trustee or guardian, give full title as such; and when stock has been issued in the name of two or more persons, all should sign.)